SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 2, 2012 (November 2, 2012)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 5, 2012 the Board of Directors of National Health Investors, Inc. (NHI) adopted an amendment to Sections 2.04.2 and 2.04.3 of its Bylaws. The amendment requires the approval of the majority of votes cast to elect a Director in uncontested elections. In the event an incumbent director standing for re-election does not receive a majority of the votes cast, the Director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall consider the resignation and make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete amendment to Sections 2.04.2 and 2.04.3 of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K. A complete copy of the Bylaws, as amended, will be filed as an exhibit to the Company's next periodic report.

Item 7.01.     Regulation FD Disclosure.

In accordance with NYSE regulation 303A.03, the disclosure regarding director communication has been updated to reflect the availability of the NHI Valuesline to all interested parties. This disclosure will appear in all future annual proxy statements and is also featured on the Company website under “Governance Documents”, located at www.nhireit.com, as follows:

"The Board of Directors has created the “NHI Valuesline” program in order to enable interested parties to communicate with (on a non-identifiable basis if so desired) NHI executive officers, independent directors, and the NHI Board. The Valuesline toll free number is 877-880-2974 and is answered by an independent contractor who transmits the communication to the Company's internal auditor and establishes a date by which the caller can obtain a response to the communication, if so requested. The internal auditor will forward any inquiries to or about executive officers or directors to the Corporate Secretary of the Company who will coordinate any necessary communication and response. All communications are relayed by the Corporate Secretary to Mr. Webb as Chairman of the Nominating and Corporate Governance Committee."

Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits

Number     Exhibit

3.1	Amendment to Section 2.04.2 and Section 2.04.3 of the Company's Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Roger Hopkins
Name: Roger Hopkins
Title: Principal Financial Officer

Date:    November 2, 2012